    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                               ------------------
                              HUBBELL INCORPORATED
             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT
                        (State or other jurisdiction of
                         incorporation or organization)
                                   06-0397030
                      (I.R.S. Employer Identification No.)

                             584 Derby-Milford Road
                         Orange, Connecticut 06477-4024
                    (Address of Principal Executive Offices)
                               ------------------
                              HUBBELL INCORPORATED
                      STOCK OPTION PLAN FOR KEY EMPLOYEES
                              (Full title of Plan)
                               ------------------
                            RICHARD W. DAVIES, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  P.O. Box 549
                             584 Derby-Milford Road
                         Orange, Connecticut 06477-4024
                    (Name and address of agent for service)
                     Telephone number, including area code,
                      of agent for service: (203) 799-4100

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES                      AMOUNT             PROPOSED            PROPOSED            AMOUNT OF
TO BE REGISTERED                          TO BE              MAXIMUM             MAXIMUM          REGISTRATION
                                       REGISTERED           OFFERING            AGGREGATE              FEE
                                                              PRICE             OFFERING
                                                          PER SHARE(1)            PRICE
------------------------------------------------------------------------------------------------------------------
Class B Common Stock
  ($.01 Par Value)(2)...........        2,400,000            $39.805           $95,532,000          $7,728.54
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

     (1) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low trading prices ($39.805) of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), as reported on the New York Stock Exchange composite tape on August 20, 2003.

     (2) This Registration Statement also pertains to Series B Junior Participating Preferred Share Purchase Rights of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Class B Common Stock and will be transferred along with and only with the Class B Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Pursuant to Rule 429, the prospectus that is part of this Registration Statement also relates to Registration Statements Nos. 333-101982, 333-84435 and 033-55589.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the registrant (Exchange Act File No. 1-2958) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          1. The Company's Annual Report on Form 10-K, dated March 4, 2003 for the year ended December 31, 2002.

          2.  The Company's Current Report on Form 8-K, filed April 22, 2003.

          3. The Company's Quarterly Report on Form 10-Q, dated May 13, 2003 for the fiscal quarter ended March 31, 2003.

          4.  The Company's Current Report on Form 8-K, filed July 23, 2003.

          5. The Company's Quarterly Report on Form 10-Q, dated August 7, 2003 for the fiscal quarter ended June 30, 2003.

          6. The descriptions of the Registrant's Common Stock and Class B Rights contained in its Registration Statements on Form 8-A, dated March 3, 1992 and December 17, 1998, respectively.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of Class B Common Stock offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of Class B Common Stock offered hereby has been passed upon by Richard W. Davies, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Davies is also an officer and/or director of each of the Company's domestic subsidiaries. As of August 22, 2003, Mr. Davies is the record and beneficial owner of 24,394 shares of the Company's Class A Common Stock and 30,773 shares of the Company's Class B Common Stock, and also is eligible to exercise options within sixty days of August 22, 2003 to purchase 71,000 shares of the Class B Common Stock by the exercise of stock options pursuant to the Company's Stock Option Plan for Key Employees.

     Mr. Davies is a co-Trustee with shared voting and investment power with respect to (a) 2,734,240 shares of the Company's Class A Common Stock owned by the Louie E. Roche Trust; (b) 1,855,840 shares of the Company's Class A Common Stock owned by the Harvey Hubbell Trust; and (c) 106,304 shares of the Company's Class A Common Stock and 29,358 shares of the Company's Class B Common Stock held by The Harvey Hubbell Foundation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the Company may be indemnified by the Company against certain actions pursuant to the Connecticut Business Corporation Act (the "CBCA"). A charter amendment was approved by the Company's shareholders on May 4, 1998 providing enhanced indemnification of directors and officers of the Company and providing for indemnification of employees and agents of the Company in certain circumstances, both as authorized by the CBCA effective January 1, 1997. The Company's charter, as amended, affords to directors and officers the right to be indemnified "to the fullest extent permitted by law." This right means that a director or officer will be indemnified against expenses and liabilities incurred in connection with any applicable proceeding so long as his or her conduct did not
(i) involve a knowing and culpable violation of law by such person, (ii) enable such person or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of such person to the Company under circumstances in which such person was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of such person's duty to the Company, or (v) create liability under Section 33-757 (liability for unlawful distributions) of the CBCA. The Company's charter, as amended, also obligates the Company to advance the expenses of a director or officer so long as the director or officer promises to repay the advance if it is later determined that he or she is not entitled to indemnification by the Company.

     The Company has in effect liability insurance policies covering certain claims against any of its officers or directors by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed or alleged to have been committed by such person in his or her capacity as officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, HUBBELL INCORPORATED, THE REGISTRANT, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF ORANGE, STATE OF CONNECTICUT ON AUGUST 22, 2003.

                                          HUBBELL INCORPORATED

                                               By       RICHARD W. DAVIES

                                                      RICHARD W. DAVIES
                                               VICE PRESIDENT, GENERAL COUNSEL
                                                          AND SECRETARY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

           SIGNATURE
           ---------             TITLE
G. J. RATCLIFFE                  Chairman of the Board

TIMOTHY H. POWERS                President and Chief Executive
                                   Officer and
                                   Director -- (Chief Executive
                                   Officer)

WILLIAM T. TOLLEY                Senior Vice President and
                                   Chief Financial
                                   Officer -- (Principal
                                   Financial Officer)

GREGORY F. COVINO                Corporate
                                   Controller -- (Principal
                                   Accounting Officer)

E. RICHARD BROOKS                Director
GEORGE W. EDWARDS, JR.           Director

JOEL S. HOFFMAN                  Director

ANDREW MCNALLY IV                Director

DANIEL J. MEYER                  Director

DANIEL S. VAN RIPER              Director

MALCOLM WALLOP                   Director

     RICHARD W. DAVIES, BY SIGNING HIS NAME HERETO, DOES HEREBY SIGN THIS DOCUMENT PURSUANT TO POWERS OF ATTORNEY DULY EXECUTED BY THE PERSONS NAMED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THIS DOCUMENT, ON BEHALF OF SUCH PERSONS, ALL IN THE CAPACITIES AND ON THE DATE STATED, SUCH PERSONS INCLUDING A MAJORITY OF THE DIRECTORS OF THE REGISTRANT.

                                               By       RICHARD W. DAVIES

                                                      RICHARD W. DAVIES
                                                      (ATTORNEY-IN-FACT)

                                                    August 22, 2003

                                                    INDEX TO EXHIBITS

      EXHIBIT
      NUMBER                                   EXHIBIT
      -------                                  -------
      4(a)    --     Restated Certificate of Incorporation, as amended and
                       restated as of May 14, 1998; (1) Exhibit 3a of the
                       registrant's report on Form 10-Q for the second quarter
                       (ended June 30), 1998, and filed on August 7, 1998, is
                       incorporated by reference; (2) Exhibit 1 of the
                       registrant's reports on Form 8-A and 8-K, both dated and
                       filed on December 17, 1998, is incorporated by reference;
                       and (3) Exhibit 3(a), being a Certificate of Correction to the Restated Certificate of Incorporation, of the
                       registrant's report on Form 10-Q for the third quarter
                       (ended September 30), 1999, and filed on November 12,
                       1999, is incorporated by reference.

      4(b)    --     The Company's By-Laws, as amended on June 4, 2003
                       (incorporated by reference to Exhibit 3b of the
                       registrant's Quarterly Report on Form 10-Q, dated August
                       7, 2003, for the fiscal quarter ended June 30, 2003).
      4(c)    --     Hubbell Incorporated Stock Option Plan for Key Employees, as
                       amended and restated, effective May 5, 2003 (incorporated
                       by reference to Exhibit 10b(1) of the Company's Quarterly
                       Report on Form 10-Q, dated August 7, 2003, for the fiscal
                       quarter ended June 30, 2003).

      5        --    Opinion of Richard W. Davies, Esq., Vice President, General
                       Counsel and Secretary of the registrant as to the legality of the equity securities which may be offered hereby,
                       filed herewith.

     23(a)    --     The consent of Richard W. Davies, Esq., Vice President,
                       General Counsel and Secretary is included in his opinion.

     23(b)    --     The consent of PricewaterhouseCoopers LLP, filed herewith.

     24        --    Power of Attorney, filed herewith.